Exhibit 23.3

[LOGO OF MOSS ADAMS LLP]

Consent of Independent Auditors

We consent to the inclusion in this Registration Statement on Form S-2 of Entrx Corporation and to the incorporation by reference in this Registration Statement on Forms S-2, of our report dated March 14, 2002

/s/ Moss Adams LLP

Irvine, California

April 27, 2004